Hudson City Bancorp, Inc.
Form 10-Q
EXHIBIT 32.1
STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350
The undersigned, Ronald E. Hermance, Jr., is the chief executive officer of Hudson City Bancorp, Inc. (the “Company”), and Denis J. Salamone, is the principal financial officer of the Company.
This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “Report”).
By execution of this statement, we certify that:
1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Date: May 9, 2006	By:	/s/ Ronald E. Hermance, Jr.

Ronald E. Hermance, Jr.
Chairman, President and Chief Executive Officer

Date: May 9, 2006	By:	/s/ Denis J. Salamone

Denis J. Salamone
Senior Executive Vice President and
Chief Operating Officer